Exhibit 99.1

NEWS RELEASE
HAEMONETICS CORPORATION 400 Wood Road, Braintree, Massachusetts 02184   (781) 356-9517    investor@haemonetics.com

FOR RELEASE:		CONTACT:
Date:	August 3, 2009	Julie Fallon
Time:	8:00 am Eastern	Tel. (781) 356-9517
Alternate Tel. (617) 320-2401
fallon@haemonetics.com
Haemonetics Reports Double Digit Growth in Earnings for First Quarter Fiscal 2010
Company Affirms Full Year Guidance
Braintree, MA, August 3, 2009 – Haemonetics Corporation (NYSE: HAE) reported first quarter GAAP net revenues of $154 million, up 7%; net income of $18 million, up 26%, and earnings per share of $0.69, up 28%. Excluding restructuring charges in fiscal 2009 which did not recur in fiscal 2010, adjusted first quarter net income growth was 16%, and adjusted earnings per share growth was 18%.1
Haemonetics ended the first quarter with $174 million in cash and $22 million of debt, and generated $5 million of free cash flow.
Brian Concannon, Haemonetics’ President and CEO, said, “I’m extremely pleased with our start to fiscal 2010. We continue to deliver strong financial results while making excellent progress in execution to our full year goals for blood management solutions. Haemonetics remains extremely well positioned in the current economic environment.”
In addition to revenue and earnings growth, Haemonetics reported strong margin expansion in the quarter. Gross margin grew 310 basis points to 53.8%. Despite incremental expenses from acquired businesses, the Company managed operating expenses to $57 million, up 9% as adjusted, leading to operating income of $26 million, up 24% as adjusted. Operating margin was 17.1%, up 240 basis points as adjusted.1
The Company also affirmed its full year guidance of 8-11% revenue growth, operating income growth of 12-15%, and earnings per share in a range of $2.75 to $2.85.
STRATEGIC AND SEGMENT GROWTH HIGHLIGHTS1
Haemonetics continues to make progress expanding its business. The Company reported the following highlights:
•	Early positive results with the new Express™ plasma collection protocol consistently achieving a reduction in plasma donation time of more than 20%

•	Success with its recent acquisition, Neoteric Technologies, signing two new contracts for the BloodTrack® system

•	Progress implementing customized blood management solutions with 3 hospitals currently engaged in Haemonetics’ InSight™ program and 13 hospitals engaged in Haemonetics’ Impact program (InSight accounts leverage a full range of Haemonetics’ devices and services to realize economic and clinical benefits across an entire hospital system; Impact accounts leverage a specific device implementation and measure economic benefit for discreet departments)

HAE Q1FY10 Earnings	Page 1 of 3

As noted, Haemonetics’ first quarter fiscal 2010 reported revenues were $154 million, up 7%. Excluding the effects of currency, first quarter net revenues grew 6.2%. Reported revenues break down as follows:
Plasma disposables revenue was $59 million for the quarter, up 26%. Haemonetics’ plasma business benefited from long-term contract implementation, global growth in plasma collections, and pricing increases. Haemonetics expects its plasma business will continue to be an ongoing revenue growth driver for the Company and increased its annual Plasma revenue growth estimate to 19-22% growth.
Platelet disposables (formerly reported as Blood Bank disposables) revenue was $34 million for the quarter, down 4%. The Platelet business was impacted by two, temporary factors: currency devaluations in Korea which put pressure on Haemonetics’ distributor’s sales and distributor changes in key markets. The planned distributor changes are expected to have a positive impact on the full year. Additionally, Japan platelet sales were down modestly. Haemonetics said it now expects full year Platelet revenue growth in a range of 0-2%.
Red Cell disposables revenue was $12 million for the quarter, level with the first quarter fiscal 09. Higher red cell inventories, stemming partly from the reduction in elective surgeries, reduced demand for Haemonetics’ automated red cell collection systems. Haemonetics is seeing growth with some key customers and believes that once blood inventories stabilize, the Company can capitalize on red cell growth opportunities. In fact, in July, blood bank customers were beginning to report red cell shortages. Haemonetics double red cell collection technology positively impacts blood supplies because it can collect two units of red cells from one donor. Haemonetics affirmed its annual Red Cell revenue growth estimate of 6-8%.
Software Solutions revenue was $8 million for the quarter, up 17%. Because Haemonetics provides the information management platforms for plasma centers on a per donor fee, increased plasma collections positively impacted the Software Solutions line. Additionally, Haemonetics benefited from sales from its acquired companies, Altivation® and Neoteric, whose sales were not included in the first quarter of last fiscal year. Haemonetics affirmed its annual Software Solutions revenue growth rate estimate of 9-13%.
Haemonetics’ Hospital disposable systems were impacted by the current economic environment. Fewer elective surgeries impacted the Surgical and OrthoPAT® product lines, and reduced hospital spending on equipment impacted a portion of the Diagnostics line. By product line, Surgical revenues were $17 million, up 1%; OrthoPAT revenues were $9 million, down 2%, and Diagnostics revenues were $5 million, down 2%. However, excluding TEG® equipment sales, Diagnostics disposables revenues grew 9%. Haemonetics estimates revenue will be flat in Surgical and expects growth of 5-7% in OrthoPAT and 15-20% in Diagnostics for the year.
Mr. Concannon added, “Haemonetics’ business solutions address a critical need in healthcare to lower costs and improve patient care, and many economic factors favor our value proposition. We are well positioned to continue to deliver strong operating results with 8-11% revenue growth and 12-16% EPS growth in the year.”
Haemonetics has posted several items on its website: fiscal 2010 guidance; income scenarios reflecting guidance ranges; and potential fiscal 2010 product line growth. The information is posted at http://www.haemonetics.com/site/content/investor/guidance.asp.

HAE Q1FY10 Earnings	Page 2 of 3

CONFERENCE CALL
Haemonetics will host a webcast on Monday, August 3rd at 10:00 am Eastern to discuss these results. Interested parties can participate at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=72118&eventID=2323195.
Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers. Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve clinical outcomes and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world. Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.
This release contains forward-looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers’ ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.
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[1]	A reconciliation of GAAP to adjusted financial results is included at the end of the financial sections of this press release as well as on the web at http://www.haemonetics.com/investors. In the first quarter of fiscal 2009, Haemonetics incurred $1.9 million in pre-tax restructuring costs. Haemonetics incurred no restructuring costs in the first quarter of fiscal 2010.

HAE Q1FY10 Earnings	Page 3 of 3

Haemonetics Corporation Financial Summary
(Unaudited data in thousands, except per share data)
Consolidated Statements of Income for the First Quarter FY10

	6/27/09	6/28/08	% Inc/(Dec) vs
	As Reported	As Reported	Prior Year
NET REVENUES	$154,087	$144,116	6.9%
Gross Profit	82,943	73,037	13.6%

R&D	6,777	5,844	16.0%
S, G&A	49,839	47,859	4.1%

Operating Expenses	56,616	53,703	5.4%

Operating Income	26,327	19,334	36.2%
Interest Expense	(214)	(24)	791.7%
Interest Income	157	654	(76.0%)
Other (Expense)/Income, Net	(335)	375	(189.3%)

Income Before Taxes	25,935	20,339	27.5%

Tax Expense	7,862	5,998	31.1%

NET INCOME	$18,073	$14,341	26.0%

Net Income per Common Share Assuming Dilution	$0.69	$0.54	27.5%

Weighted Average Number of Shares
Basic	25,658	25,607
Diluted	26,201	26,517

			Inc/(Dec) vs
			prior year profit
			margin %
Profit Margins:
Gross Profit	53.8%	50.7%	3.1%
R&D	4.4%	4.1%	0.3%
S,G&A	32.3%	33.2%	(0.9%)
Operating Income	17.1%	13.4%	3.7%
Income Before Taxes	16.8%	14.1%	2.7%
Net Income	11.7%	10.0%	1.7%

Revenue Analysis for the First Quarter FY10

	First Quarter
	6/27/09	6/28/08
	As	As	% Inc/(Dec) vs
	Reported	Reported	Prior Year
Revenues by Geography
United States	$75,013	$65,789	14.0%
International	$79,074	$78,327	1.0%

Net Revenues	$154,087	$144,116	6.9%

Disposable Revenues by Product Family

Plasma Disposables	$58,869	$46,868	25.6%

Blood Bank Disposables
Platelet	$34,307	$35,659	(3.8%)
Red Cell	$11,779	$11,842	(0.5%)

	$46,086	$47,501	(3.0%)

Hospital Disposables
Surgical	$17,425	$17,269	0.9%
OrthoPAT	$8,584	$8,796	(2.4%)
Diagnostics	$4,997	$5,094	(1.9%)

	$31,006	$31,159	(0.5%)

Subtotal	$135,961	$125,528	8.3%

Software Solutions	$8,454	$7,258	16.5%
Equipment & Other	$9,672	$11,330	(14.6%)

Net Revenues	$154,087	$144,116	6.9%

Consolidated Balance Sheets

	Period ending
	6/27/09	3/28/09
Assets
Cash & Cash Equivalents	$173,822	$156,721
Accounts Receivable, Net	114,161	113,598
Inventories, Net	76,097	76,522
Other Current Assets	32,074	35,552

Total Current Assets	396,154	382,393
Net PP&E	150,387	137,807
Other Assets	145,402	129,493

Total Assets	$691,943	$649,693

	Period ending
	6/27/09	3/28/09
Liabilities & Stockholders’ Equity
S/T Debt & Current Maturities	$17,200	$695
Other Current Liabilities	86,852	92,168

Total Current Liabilities	104,052	92,863
Long-Term Debt	5,160	5,343
Other Long-Term Liabilities	18,878	11,603
Stockholders’ Equity	563,853	539,884

Total Liabilities & Equity	$691,943	$649,693

FREE CASH FLOW RECONCILIATION

	Three Months Ended
	6/27/09	6/28/08
GAAP CASH FLOW FROM OPERATIONS	$25,706	$13,842

Capital Expenditures	(21,204)	(12,395)
Proceeds from Sale of Property, Plant and Equipment	201	2,476

Net Investment in Property, Plant and Equipment	(21,003)	(9,919)

Free Cash Flow	$4,703	$3,923

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures
Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.
These measures are used by management to monitor the financial performance of the business, inform business decision making, and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below, we have removed restructuring costs from our GAAP expenses. These restructuring costs result from a significant transformation of our business during our fiscal years 2009 and 2008. This transformation resulted in the formation of a shared service center in Europe, exiting various offices across Europe and Japan and, most recently, in repositioning our technical operations organization. We believe this information is useful for investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.
Non-GAAP Gross Profit
The use of these non-GAAP measures allows management to monitor the level of total gross profits without the costs of our business transformation. We establish our budgets, forecasts, and performance targets on this basis.
Non-GAAP S,G&A and Non-GAAP Operating Expenses
The use of this non-GAAP measure allows management to monitor the ongoing level of spend that is necessary to support the business in a period when we are not transforming our business or completing an acquisition of in-process research and development. We establish our budgets, forecasts, and performance targets excluding these costs.
Non-GAAP Operating Income and Non-GAAP Income before Income Taxes
The use of these non-GAAP measures allows management to monitor the level of operating and total pre-tax profits without the costs of our business transformation. We establish our budgets, forecasts, and performance targets on this basis.
Non-GAAP Net Income and Earnings per Share
The use of these non-GAAP measures allows management to monitor the level of net income and earnings per share excluding both the costs of our business transformation, as well as any related tax effects. We establish our budgets, forecasts, and performance targets on this basis.

Reconciliation of Non-GAAP Measures for the First Quarter of FY10 and FY09

	06/27/09	06/28/08
Non-GAAP Gross Profit
GAAP Gross Profit	$82,943	$73,037
Restructuring Costs	0	72

Non-GAAP Gross Profit	$82,943	$73,109

Non-GAAP S, G&A
GAAP S, G&A	$49,839	$47,859
Restructuring Costs	0	(1,781)

Non-GAAP S, G&A	$49,839	$46,078

Non-GAAP Operating Expenses
GAAP Operating Expenses	$56,616	$53,703
Restructuring Costs	0	(1,781)

Non-GAAP Operating Expenses	$56,616	$51,922

Non-GAAP Operating Income
GAAP Operating Income	$26,327	$19,334
Restructuring Costs	0	1,853

Non-GAAP Operating Income	$26,327	$21,187

Non-GAAP Income Before Taxes
GAAP Income Before Taxes	$25,935	$20,339
Restructuring Costs	0	1,853

Non-GAAP Income Before Taxes	$25,935	$22,192

Non-GAAP Net Income
GAAP Net Income	$18,073	$14,341
Restructuring Costs	0	1,853
Tax Benefit Associated With Restructuring Costs	0	(650)

Non-GAAP NET INCOME	$18,073	$15,544

Non-GAAP Net Income Per Common Share Assuming Dilution
GAAP Net Income per Common Share Assuming Dilution	$0.69	$0.54
Restructuring Costs After Tax per Common Share Assuming Dilution	$0.00	$0.05

Non-GAAP Net Income per Common Share Assuming Dilution	$0.69	$0.59